Exhibit 99.2

September 16, 2010

VOTE THE WHITE CARD TODAY VIA TELEPHONE OR INTERNET

Dear Fellow Shareholders:

As you know, Casey’s 2010 Annual Meeting is only days away.  Your vote is very important – and the Casey’s Board of Directors is asking for your support at this critical time in the Company’s history.  Your Board – which includes seven independent directors out of eight total directors – has been working diligently on your behalf to create shareholder value and will continue to do so.

We have enclosed with this letter a copy of the WHITE proxy card.  We urge you to vote “FOR” our highly qualified directors listed on this WHITE proxy card.  We also urge you to discard any blue proxy card sent to you by Alimentation Couche-Tard Inc. (“Couche-Tard”) or its affiliates. Even a vote AGAINST the Couche-Tard nominees will cancel any previous proxy submitted by you, including any proxy containing your earlier vote FOR the Casey’s Board.

THE CASEY’S BOARD CONTINUES TO ACT IN YOUR BEST INTERESTS AND
HAS POSITIONED THE COMPANY FOR FURTHER GROWTH AND VALUE CREATION

The Casey’s Board is proud of our track record of creating value for shareholders.  For example:

▪	We successfully completed a recapitalization of the Company that enabled us to drive significant earnings accretion and maintain the flexibility to continue executing on our strategic initiatives.

▪
We have consistently returned cash to shareholders through our dividend, recently declaring a quarterly dividend of $0.135 per share – a 35% increase – for the fiscal 2011 first quarter.  Our shareholders are receiving the highest dividend payout ratio in the convenience store industry.

▪
We have continued to drive the Company’s operating performance.  We recently announced solid August same-store sales results and have posted nearly seven straight years of positive inside same-store sales growth.

▪
We continue to make substantial progress in expanding our footprint – a key element of our growth strategy – through acquisitions and construction of new stores.  Fiscal year to date, we have signed commitments to acquire an additional 52 stores by the end of this calendar year.  Furthermore, we are ahead of schedule in meeting our fiscal 2011 goal of increasing our total number of stores by 4-6%, and we expect to announce additional acquisitions in the near future.

▪
We have consistently driven increased shareholder returns.  If you had bought Casey’s stock in fiscal 2001, you would have received a cumulative total return on your investment of 247% in 2010.  Your average return for each of those years would have been 13%.

The Board believes in Casey’s, its business and its people – and we are confident in the Company’s future.  As you are probably aware, the Board recently authorized discussions with 7-Eleven, Inc. – which on September 2, 2010 made a preliminary proposal to acquire Casey’s in a consensual transaction at $40 per share in cash – to explore whether a transaction can be reached that reflects the true value of Casey’s and is in the best interest of Casey’s, our shareholders and our other constituencies. While we are firm and clear in our view that Casey’s value substantially exceeds $40 per share, we believe that it was prudent to enter into discussions with 7-Eleven.  Please understand that there can be no assurances that a deal with 7-Eleven will be reached, and we are under no legal obligation to provide an update on the discussions with 7-Eleven.

VOTE “FOR” ALL CASEY’S NOMINEES ON THE WHITE PROXY CARD TODAY

We firmly believe that Casey’s existing Board – which has proven its commitment to shareholders’ best interests – is the right Board to continue leading Casey’s. Your vote at the upcoming Annual Meeting will set the future direction of the Company.  To put it plainly, we believe that Casey’s shareholders would be disadvantaged by the election of any of Couche-Tard’s hand-picked director nominees, which Couche-Tard has selected in support of its attempt to acquire Casey’s at a price that substantially undervalues our Company.

Institutional Shareholder Services and Glass Lewis & Co., two leading proxy advisory firms, have recommended that Casey’s shareholders vote on the Company’s WHITE proxy card. We appreciate the support and that both proxy advisory services recognize that shareholders should NOT hand over control of this great company to Couche-Tard through a proxy fight.

We strongly urge you to support Casey’s highly qualified directors at the Annual Meeting.  The Company recommends that you vote “FOR” ALL of Casey’s directors named on the enclosed WHITE proxy card – and that you vote “AGAINST” Couche-Tard’s Bylaw amendment repeal proposal.  We also urge you to discard any blue proxy card sent to you by Couche-Tard or its affiliates. Even a vote against Couche-Tard’s nominees on Couche-Tard’s blue proxy card will cancel any previous proxy submitted by you.

All shareholders of record as of July 29, 2010, are entitled to vote at the annual meeting. Since time is critically short, please vote “FOR” Casey’s nominees today using the telephone or internet by following the instructions indicated on the enclosed WHITE proxy card. MacKenzie Partners, Inc. is acting as Casey’s proxy solicitor and can be reached toll-free at (800) 322-2885 or (212) 929-5500. You can also find additional relevant information at www.supportcaseys.com.

Thank you.

Robert J. Myers
President and Chief Executive Officer

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC and mailed to its shareholders a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we purchased shares of our common stock in our self tender offer and the number of shares purchased in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  Further, there can be no assurance that a transaction with 7-Eleven, Inc. (“7-Eleven”) will be reached on terms that the Casey’s Board of Directors (the “Board”) will determine are in the best interests of Casey’s, its shareholders and its other constituencies.  Moreover, even if the Board were to approve a transaction with 7-Eleven, there can be no assurance that the approved transaction will be consummated.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.